POWER OF ATTORNEY

FOR NICHOLAS FUND, INC.

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Nicholas Fund, Inc. constitutes and appoints Jennifer R. Kloehn, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Form N-1A Registration Statement of Nicholas Fund, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Date: July 31, 2017	/s/ David O. Nicholas
David O. Nicholas

/s/ John A. Hauser
John A. Hauser

/s/ Timothy P. Reiland
Timothy P. Reiland

Jay H. Robertson
Jay H. Robertson